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                                                                    Exhibit 15
                                                                    ----------
COOPERS & LYBRAND L.L.P.

                                                          November 14, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          Re:                Pacific Telesis Group
               Registrations on Forms S-3, Form S-4, and Forms S-8
               ---------------------------------------------------

We are aware that our report dated November 14, 1994 on our review of the interim financial information of Pacific Telesis Group and Subsidiaries for the three- and nine-month periods ended September 30, 1994 and included in this Form 10-Q is incorporated by reference in the Corporation's registration statements as follows:

    Form S-3:  PacTel  Capital  Resources  $500,000,000  Debt  Securities  and
               Guarantee thereof by Pacific Telesis Group

    Form S-3:  Secondary Offering  of 137,504 shares of  Pacific Telesis Group
               Common Stock

    Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

    Form S-4:  ABI American Businessphones, Inc. Merger

    Form S-8:  Nonemployee Director Stock Option Plan

    Form S-8:  Supplemental Retirement and Savings Plan for Salaried Employees

    Form S-8:  Supplemental   Retirement  and  Savings  Plan  for  Nonsalaried
               Employees

    Form S-8:  Stock Option and Stock Appreciation Rights Plan

    Form S-8:  PacTel Corporation Retirement Plan

    Form S-8:  Stock Incentive Plan

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                  Very truly yours,


                                                  Coopers & Lybrand L.L.P.